Exhibit 107.1
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Dynagas LNG Partners LP
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering of Securities
Fees to Be Paid	Equity	Common units representing limited partner interests
	Equity	Other classes of units representing limited partner interests
	Debt	Debt Securities(2)
	Other	Warrants
	Other	Rights
	Other	Purchase Contracts
	Debt	Guarantees(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	N/A	$350,000,000(4)	0.00014760	$51,660(4)

Secondary Offering Securities

Fees to Be Paid	Equity	Common units representing limited partner interests offered by the selling unitholder	457(c)	15,595,000	$3.89(5)	$60,664,550(5)	0.00014760	$8,954(5)

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Offering Amounts						$410,664,550		$60,614
Total Fees Previously Paid								N/A
Total Fee Offsets								$60,614
Net Fee Due								$0.00(6)

(1)
There are being registered hereunder such indeterminate principal amount or number of securities of each identified type being registered as may be sold from time to time at indeterminate prices, with an aggregate public offering price not to exceed $350,000,000. Also includes such indeterminate principal amount or number of securities of the types listed above that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, for which separate consideration may or may not be received. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. This registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate maximum offering price not to exceed $350,000,000, less the dollar amount of all registered securities previously issued hereunder.

(3)
The debt securities may be guaranteed pursuant to guarantees by Dynagas LNG Partners LP and its subsidiaries. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933 (“Securities Act”), no separate fees for the guarantees are payable.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to General Instruction I.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. In no event will the aggregate maximum offering price of all primary securities offered from time to time pursuant to this registration statement exceed $350,000,000.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act with respect to the common units to be sold by the selling unitholder listed herein based on the average of the high and low prices of the Partnership’s common units as reported on the New York Stock Exchange on July 31, 2024.

(6)
Dynagas LNG Partners LP previously filed a Registration Statement on Form F-3 with the U.S. Securities and Exchange Commission on July 22, 2020 (File No. 333-240014), which was declared effective on August 19, 2020 (the “Prior Registration Statement”), that registered an aggregate of $750,000,000 of an indeterminate number of primary securities thereunder, of which $746,700,000 remains unsold, and 15,595,000 secondary common units, all of which remain unsold. In connection with the total amount of securities registered under the Prior Registration Statement, Dynagas LNG Partners LP was deemed to have paid an aggregate filing fee of $103,949, of which $428.34 was used (calculated at the fee rate in effect on the filing date of the Prior Registration Statement), leaving $103,520.66 of previously paid fees available for future offset. In accordance with Rule 457(p) under the Securities Act, Dynagas LNG Partners LP is using $60,614 of the unused filing fees to offset the filing fee payable in connection with this filing.  Accordingly, no additional registration fee is due to be paid at this time.  The primary offerings under the Prior Registration Statement were effectively deemed terminated on August 19, 2023, and the secondary offering under the Prior Registration Statement is effectively deemed terminated upon the effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Dynagas LNG Partners LP	F-3	333-240014	07/22/2020		$103,520.66(1)	Unallocated (Universal) Shelf	(1)		$746,700,000
Fees Offset Sources	Dynagas LNG Partners LP	F-3	333-240014	07/22/2020			Unallocated (Universal) Shelf	(1)		$746,700,000	$96,921.66
Fees Offset Sources	Dynagas LNG Partners LP	F-3	333-240014	07/22/2020			Equity	Common Units	15,595,000	$50,839,700	$6,599

(1)
Pursuant to Rule 457(p) under the Securities Act, Dynagas LNG Partners LP is offsetting the registration fee due under this Registration Statement with $60,614 of the $103,520.66 of registration fees previously paid with respect to unsold securities registered on the Prior Registration Statement (the “Unsold Offset Securities”). The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.